UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 26, 2005
Southern Community Financial Corporation
(Exact name of registrant as specified in its charter)

North Carolina	00033227	562270620

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4605 Country Club Rd., Winston-Salem, North Carolina		27104

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		336- 768-8500
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Information is being furnished in Exhibit 99.1 with respect to presentations to investors and others that may be made by executive officers of Southern Community Financial Corporation (Nasdaq: SCMF; SCMFO) (the “Company”). This information includes the Company’s financial performance, strategies, and selected financial and operational information through the second quarter of 2005 and does not represent a complete set of financial statements and related footnotes prepared in conformity with generally accepted accounting principles (“GAAP”).
This presentation is also available on the Company’s web site at www.smallenoughtocare.com. Southern Community Financial Corporation’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the Company.
Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purpose of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities act of 1933, except as shall be expressly set forth by specific reference in such a filing.
Southern Community Financial Corporation is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank & Trust, a community bank with eighteen banking offices throughout the Piedmont Triad region of North Carolina.
Southern Community Financial Corporation’s common stock and trust preferred securities are listed on The NASDAQ National Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
           Exhibit 99.1 Presentation of Southern Community Financial Corporation, dated August 25, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southern Community Financial Corporation
August 26, 2005	By:	/s/ Scott C. McLean
		Name:	Scott C. McLean
		Title:	Senior Vice President, Controller